EXHIBIT 4.1
                        Specimen Common Stock Certificate


                               AZONIC CORPORATION
               Incorporated under the laws of the State of Nevada
         The Corporation is authorized to issue 50,000,000 Common Shares
                                 $.001 Par Value


Number____                                                            Shares____


    THIS CERTIFIES that
                       ---------------------------------------------------------

    is the registered holder of
                                ------------------------------------------------

shares tansferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

    this   ______________  day                of _______  A.D. _____________



 By:                               (SEAL)        By:
     ---------------------------                     ---------------------------
             President                                        Secretary



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                          [Reverse side of Certificate]

     For Value Received, _________ hereby sell, assign and transfer unto ________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Shares on the books of the within named Corporated with full power of substitution in the premises.

Dated________________
In presence of ____________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.